University General Health System to Host Investor Conference Call on Thursday, October 17, 2013

HOUSTON, TX -- (Marketwired - October 11, 2013) - University General Health System, Inc. (OTCQB: UGHS), a diversified, integrated multi-specialty health delivery system, today announced that it will host an investor conference call at 11:15 a.m. EDT on Thursday, October 17, 2013, to discuss the information contained in the Company's Form 10-K for the year ended December 31, 2013.

The Form 10-K is expected to be filed with the Securities and Exchange Commission prior to the date of the conference call.

Investor Conference Call

Management of University General Health System will host a conference call Thursday, October 17, 2013 at 11:15 a.m. EDT. Shareholders and other interested parties may participate in the conference call by dialing 877-374-8416 (international participants dial 412-317-6716) and requesting participation in the "University General Health System Conference Call" at least five minutes before 11:15 am EDT.

A replay of the conference call will be available one hour after the call through October 24, 2013 at 9:00 am EDT by dialing 877-344-7529 (international participants dial 412-317-0088) and entering the conference ID# 10035630.

About University General Health System, Inc.

University General Health System, Inc. is a diversified, integrated multi-specialty health care provider that delivers physician-centric and high quality patient-oriented services by providing timely, innovative health solutions that are uniquely competitive, efficient, and adaptive in today's health care delivery environment. The Company currently operates two hospitals, three ambulatory surgical centers, a number of diagnostic imaging, physical therapy and sleep clinics, and a hyperbaric wound care center in the Houston and Dallas metropolitan areas. Also, University General owns three senior living facilities, manages six senior living facilities, and owns a Support Services company that provides revenue cycle and luxury facilities management services.

The Company is headquartered in Houston, Texas, and its common stock trades on the OTCQB under the symbol "UGHS".

Make sure you are first to receive timely information on University General Health System, Inc. when it crosses the newswires. Sign up for UGHS's email news alerts today at http://ir.stockpr.com/ughsystem/email-alerts.

Forward-Looking Statements

The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements related to the future financial performance of the Company. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful execution of growth strategies, product development and acceptance, the impact of competitive services and pricing, general economic conditions, and other risks and uncertainties described in the Company's periodic filings with the Securities and Exchange Commission.

For Additional Information, Please Contact:

Donald Sapaugh
President
(713) 375-7557
dsapaugh@ughs.net

or

R. Jerry Falkner, CFA
RJ Falkner & Company, Inc.
Investor Relations Counsel
(830) 693-4400
info@rjfalkner.com